EXHIBIT 99.1

[PULASKI FINANCIAL CORP. LOGO]





               PULASKI FINANCIAL DECLARES QUARTERLY CASH DIVIDEND


            ST. LOUIS, MO - December 16, 2009 - Pulaski Financial Corp. (NasdaqGS: PULB-News) announced that its Board of Directors declared its regular quarterly cash dividend of 9.5 cents per share, which equals an annualized dividend rate of 38 cents per share. The quarterly dividend is payable January 15, 2010 to shareholders of record January 6, 2010.

            Pulaski Financial Corp., operating in its 87th year through its subsidiary, Pulaski Bank, serves customers throughout the St. Louis metropolitan area. The bank offers a full line of quality retail and commercial banking products through its twelve full-service bank locations in St. Louis and five loan production offices in the St. Louis and Kansas City metropolitan areas. The company's web site can be accessed at www.pulaskibankstl.com.
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Contact:
Paul J. Milano
Chief Financial Officer
Pulaski Financial Corp.
(314) 878-3523 Ext. 3827